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                                                                    Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 217 to Registration Statement No. 2-67052 on Form N-1A of our reports dated July 27, 2007, relating to the financial statements and financial highlights of Brown Advisory Funds: Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Value Fund, Brown Advisory Opportunity Fund, Brown Advisory International Fund, Brown Advisory Real Estate Fund, Brown Advisory Maryland Bond Fund, Brown Advisory Intermediate Income Fund, each a series of Forum Funds, appearing in the Annual Reports on Form N-CSR of Forum Funds for the year ended May 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, each of which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 27, 2007